Exhibit 10.23


                                           June 29, 2000




Mr. John H. LeFevre
Deluxe Corporation
3680 Victoria Street North
Shoreview, MN 55126-2966

Dear John:

            Reference is made to the Executive Retention Agreement entered into between Deluxe Corporation ("Deluxe " or the "Company") and you dated as of January 9, 1998 (as amended, the "Retention Agreement"). The capitalized terms used herein, unless otherwise defined in this letter agreement, shall have the meanings ascribed to them in the Retention Agreement.

            The Company acknowledges that it proposes to make an initial public offering ("IPO") of an amount of its common stock ownership in its subsidiary, eFunds Corporation, pursuant to a registration statement on form S-1 under the Securities Act of 1933, as amended, that, together with all derivative shares, will reduce Deluxe's ownership of eFunds to not less than 80.1% and thereafter, Deluxe plans to distribute to the holders of its common stock by means of an exchange offer and/or a pro rata distribution all of the remaining shares of eFunds Stock owned by Deluxe (the "Distribution," and the date thereof, the "Distribution Date"). The Company further acknowledges that completion of the Distribution will result in its obligation to make and provide, and your right to receive, the payments and benefits described in Article V of the Retention Agreement and that other intervening actions by the Company may result in your right to terminate your employment by Deluxe for Good Reason before the Distribution Date or Separation Date (as hereinafter defined).

            The Company desires to retain your services in your position of Senior Vice President, General Counsel and Secretary through the Separation Date in order to facilitate the IPO and Distribution. Further, you and Deluxe desire to specify the payments and benefits that you will receive under the Retention Agreement at the time you become entitled to receive such payments and benefits. For the purposes of this letter agreement, the Separation Date means the earlier to occur of December 1, 2000 or fifteen business days after the Distribution Date.

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            You and the Company have agreed that your employment with the
Company will terminate on the Separation Date. Despite such agreement, we agree that through the Separation Date, you and Deluxe each reserve all of your and its respective rights to terminate your employment for Good Reason and for Cause, respectively, under the Retention Agreement.

            This letter agreement sets forth our agreement with respect to the effect of the termination of your employment under the Retention Agreement on
(a) the Separation Date, (b) an earlier or later date as to which we may agree in a writing referencing this letter agreement signed by both parties, (c) the effective date of your termination of employment following the exercise of your rights to terminate your employment for Good Reason in accordance with the Retention Agreement, (d) the effective date of your termination of employment by the Company without Cause, and (d) your death or disability (as hereinafter further described) (each such date, a "Termination Date").

            Accordingly, the Company hereby agrees with you as follows:

            9. Upon the Termination Date, you shall be entitled to the payments and benefits described in Section V. A. of the Retention Agreement and it is our mutually agreed upon intention in this letter agreement to quantify the amount payable to you and settle the Company's obligations under certain provisions of the that agreement.

            10. The Company and you hereby agree that the total amount payable to you (i) under Section V.A.1.(b) and V.A.1.(c) of the Retention Agreement,
(ii) for the outplacement services under Section V.A.4 thereof and (iii) except as otherwise provided in this paragraph 2, for all of the benefits provided or to be provided in Section V.A.5 thereof following your termination, including, without limitation, automobile allowance, long term disability insurance, the executive physical program, professional financial and tax services (including costs for financial and tax planning in connection with the benefits to be provided you under Retention Agreement and this letter agreement) and the premiums for credit protection insurance covering the deferral of your compensation as provided in paragraph 4 of this letter (each of the foregoing specifically enumerated benefits in this clause (iii) being grossed up for income taxes with the exception of the automobile allowance), is equal in total to $1,696,242.00. We have further agreed that except for the foregoing benefits enumerated in clause (iii) of this letter agreement, the provisions of V.A.5 shall otherwise be limited to amounts or benefits, if any, arising as therein provided prior to your termination of employment and shall not include any other amounts or benefits arising after that termination.

            11. The Company also agrees to quantify and pay to you as required by the provisions of V.A.1.(a)(iii) of Retention Agreement the amount of your
(i)(x) deferred compensation account balances and (y) accrued vacation and holiday pay to the extent not otherwise paid to you prior to the Termination Date and (ii) the amount payable to you under V.A.1.(a)(ii).

            12. Effective April 28, 2000,the Company adopted the Deluxe Corporation Executive Deferred Compensation Plan (the "Deferred Compensation Plan"). By your election dated June 29, 2000, of the total amount payable to you under paragraphs 2 and 3 of this letter agreement, you elected to defer the amount of $1,696,242.00 payable under paragraph 2 plus the amount of your deferred compensation account balance and bonus as of the Termination Date payable under clauses (i)(x) and (ii) of paragraph 3, respectively, which amounts shall be credited with interest thereon at the per annum rate of 8% (computed from the Termination Date to the date the credit is made) to your account under the Deferred Compensation Plan and shall thereafter be governed by all of the terms and conditions thereof. The crediting of such deferred compensation to an account established under the Deferred Compensation Plan for your benefit shall discharge the Company's obligation to pay that amount to you. The balance, if any, of the total amounts calculated under paragraphs 2 and 3 of this letter agreement will calculated and paid to you within five days of the date of your Termination Date.

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            13. The Company hereby further agrees to honor its obligations under
Sections V.A.1.(a)(i) , V.A.2., V.A.3, VII and VIII and, subject to the provisions of paragraph 2 above, Section V.A.5. of the Retention Agreement.

            14. This will confirm that as of the Termination Date, you will have the status of a Qualified Retiree for purposes of Company's retiree programs, including, the Deluxe Foundation's matching gift program, Hotchkiss scholarship program, and, to the extent not covered by other benefits under Retention Agreement and confirmed in this letter, retiree life, health and dental insurance programs.

            15. Upon your execution of this Agreement, you, your beneficiaries or your estate, as the case may be, shall be entitled to receive the benefits described in this letter agreement (including any contribution to the Deferred Compensation Plan described in paragraph 4, which will be distributed in accordance with the terms of Deferred Compensation Plan and your deferral, distribution and beneficiary elections with respect thereto) notwithstanding your death or disability after the date of this letter and before the Termination Date.

            16. Nothing in this letter agreement shall be deemed to alter (i) your rights, if any, under Section IV.C. and/or Section IV.H. to terminate your employment prior to the Separation Date, in which event your rights will be governed by this letter agreement, or (ii) the Company's rights to terminate you for Cause as provided in IV.B., in which event any payments to you shall be governed solely by the provisions of Section V. D.

            17. In other respects, the Retention Agreement shall terminate on the Termination Date, except to the extent necessary to implement the provisions of this letter agreement, provided, that you hereby agree to honor your obligations under Section IX of the Retention Agreement.

            If this letter agreement accurately sets forth our agreement on the subject matter hereof, kindly indicate your agreement by signing in the space provided below and returning it to me at your earliest convenience.

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                                            Sincerely,



                                            /s/ John A. Blanchard III
                                            -------------------------

                                            John A. Blanchard III
                                            Chairman & CEO
                                            Deluxe Corporation

Agreed to and Accepted:



/s/ John H. LeFevre
-------------------
John H. LeFevre
Sr. Vice-President, General Counsel & Secretary
Deluxe Corporation